FEE AGREEMENT & NON CIRCUMVENT

The undersigned Thomas S. Hughes, for and on behalf of eConnect, Inc. and any associated/related corporations/funds/partnerships and/or holding companies including but not limited to client/business accounts over which he has discretionary powers, hereinafter referred to as eConnect hereby appoints Red Iguana Trading Company, Inc., hereinafter referred to as Red Iguana, to procure acquisition targets which may be purchased on a cash, equity/stock/debt or promissory note basis, eConnect will submit to lenders and/or investors/institutions or acquisition targets, financial data and information sufficient for the purposes of facilitating such transactions and to attend any meetings/conference calls necessary to the acquisition process.

Non-Circumvention:

eConnect acknowledges that Red Iguana may be introducing eConnect to one or more of its clients, projects, financial resources or acquisition targets (collectively, "Red Iguana Contacts") with whom eConnect may have an interest in creating a business relationship of some degree or nature. eConnect agrees that it shall not conduct any business discussions with any Red Iguana Contacts without the prior knowledge of Red Iguana. For purposes hereof, Red Iguana shall only be deemed to have knowledge of the discussions by eConnect with any of the Red Iguana Contacts, if eConnect shall have disclosed the details of such discussions to Red Iguana in writing or by having any of Red Iguana's representatives present at any such meetings where such introductions are made, or have been present on conference calls between the said parties.

Confidentiality:

eConnect and each of the directors, officers, employees, agents, advisors, affiliates and representatives of any associated business (collectively, "Representatives), shall treat any and all confidential information furnished to eConnect by Red Iguana or any of Red Iguana's Representatives in the strictest confidence. eConnect agrees that the confidential information will be used solely for the purpose of evaluating a possible transaction with Red Iguana's contacts. eConnect also agrees that it will not disclose any of the Confidential Information to any third party without the prior written consent of Red Iguana provided, however, that any such information may be disclosed to eConnect Representatives who need to know such information for the purpose of evaluating the possible transaction on behalf of Red Iguana and who agree to keep such information confidential and to be bound by this Agreement to the same extent as if they were parties hereto. eConnect agrees to be responsible for the compliance by its Representatives with the terms of this Agreement and the unauthorized use or disclosure by such Representatives of confidential information disclosed by eConnect or Red Iguana to such Representatives.

Notwithstanding the foregoing, access to and use of confidential information shall be restricted to those Representatives of eConnect with a need to use the information to perform the services or analyses specifically requested by Red Iguana of eConnect.

Fees:

eConnect agrees to compensate Red Iguana with a fee based on the gross value of the transaction including but not limited to cash price, value of stock swap, assumption of debt, promissory note value, lines of credit, joint ventures or any combination thereof. The fee will be agreed at 9% (nine percent) plus accountable expenses, payable in cash and/or stock at eConnect and Red Iguana's discretion. The time period for this Agreement shall be for two years from the date of signing or from the date that the transaction occurs, whichever is greater. Any such fee shall be payable on a structured basis as per the following schedule:

The cash fee will be payable at the earlier of:

When the Company has obtained financing that cumulatively reaches four times the fee due on the closing of the initial acquisition or transaction; or

On the sale of all or part of the business whether in cash or stock, the cash element will be first used to meet the liability due as a result of the fee deriving from the contemplated transaction. In the event that the sale is completed for stock, the fees due and unpaid at that point will be paid in freely tradable stock.

It is further understood that this Agreement is irrevocable and shall be placed in the lender's/investor's or other's escrow account as a demand, and that any aforementioned fees shall be paid from the cash proceeds of said escrow, subject to the above provisions.

This Agreement shall be construed and interpreted in accordance with the laws of the state of Florida, USA. Any controversy or claim arising out of or relating to this contract, or the breach thereof, shall be settled by arbitration in accordance with local law. Any reasonable attorney's fees and costs shall be paid in the event of a subsequent judgment against any part hereto.

FULL AUTHORITY TO EXECUTE THIS AGREEMENT ON BEHALF OF ALL PARTIES
IN INTEREST IS WARRANTED TO BE HELD BY THE UNDERSIGNED.

Dated:  January 2, 2000.

Econnect                          Red Iguana Trading Company


By: /s/  Thomas S. Hughes         By: /s/  T.A. Sandelier, III
Thomas S. Hughes, President       T. A. Sandelier, III, President